UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2025

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-884-1894
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, FitLife Brands, Inc. (the “Company”) appointed Shannon Pappas as an independent member of the Board of Directors of the Company (the “Board”), to serve until the next annual meeting of shareholders or until her successor is elected and qualified.

Shannon Pappas, 51, has over 25 years of experience in beauty, skincare, health, fitness, and consumer goods, with functional expertise in strategic growth, digital commerce, financial management, and market expansion for public and private companies. Most recently, Ms. Pappas served as Consumer President & Head of Digital Commerce at Beauty Industry Group, a global hair extensions and beauty company from March 2023 to January 2025. Prior to that, as President and General Manager of The Proactiv Company, a skincare brand, she managed commercial operations, finance, and market expansion from August 2019 to November 2022. Ms. Pappas led the sale of The Proactiv Company and integration into Taro Pharmaceuticals. Ms. Pappas also has management experience in the fitness industry, first at Beachbody LLC, and at the International Sports Sciences Association, where she achieved revenue growth through strategic digital marketing, lead optimization, and an expanded brand presence. Earlier, Ms. Pappas worked in strategy roles at The Wonderful Company and Boston Consulting Group, focusing on corporate growth and post-merger integration. Ms. Pappas holds an M.B.A. from Northwestern University’s Kellogg School of Management and a Bachelor of Science in Exercise and Sports Science from the University of Arizona, where she was a Division I athlete, varsity soccer captain, and varsity women’s basketball competitor.

There are no arrangements or understandings between Ms. Pappas and any other person pursuant to which she was selected as a director, and Ms. Pappas is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Pappas fills a vacancy on the Board created as a result of the resignation of Todd Ordal, who tendered his resignation from his role as a member of the Board, effective April 25, 2025. Mr. Ordal’s resignation was not in connection with any disagreement between Mr. Ordal and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

Item 8.01 Other Events.

On April 28, 2025, the Company issued a press release announcing the appointment of Ms. Pappas and the resignation of Mr. Ordal. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by FitLife Brands, Inc., dated April 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: April 28, 2025	By:	/s/ Dayton Judd
Dayton Judd